COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER INSURED MUNICIPAL BOND FUND, CONNECTICUT SERIES
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX



     ________________________________________________________________
    |         |            |                    |                    |
    |         |  LEHMAN    |  PREMIER INSURED   |  PREMIER INSURED   |
    | PERIOD  |  BROTHERS  |MUNICIPAL BOND FUND,|MUNICIPAL BOND FUND,|
    |         | MUNICIPAL  | CONNECTICUT SERIES | CONNECTICUT SERIES |
    |         |BOND INDEX *|  (CLASS A SHARES)  |  (CLASS B SHARES)  |
    |---------|------------|--------------------|--------------------|
    | 5/4/94  |     10,000 |              9,549 |             10,000 |
    | 7/31/94 |     10,209 |              9,894 |             10,349 |
    |10/31/94 |      9,915 |              9,523 |              9,956 |
    | 1/31/95 |     10,234 |              9,968 |             10,407 |
    | 4/30/95 |     10,665 |             10,312 |             10,744 |
    | 7/31/95 |     11,012 |             10,629 |             10,768 |
    |___________________________________________|____________________|




     *Source: Lehman Brothers